UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Purchase Agreement

On February 11, 2013, Molina Healthcare, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representatives”), as the representatives of the initial purchasers (the “Initial Purchasers”), relating to the sale of $550 million aggregate principal amount of the Company’s 1.125% Cash Convertible Senior Notes due 2020 (including $100 million aggregate principal amount issuable upon exercise of the over-allotment option granted by the Company to the Initial Purchasers) (the “Notes”) to the Initial Purchasers. The Initial Purchasers exercised the over-allotment option in full on February 13, 2013. The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes and the Indenture

On February 15, 2013, the Company issued $550 million aggregate principal amount of the Notes pursuant to an indenture, dated as of February 15, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. The Notes bear interest at a rate of 1.125% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2013. The Notes will mature on January 15, 2020.

The Notes are not convertible into the Company’s common stock or any other securities under any circumstances. Holders may convert their Notes solely into cash at their option at any time prior to the close of business on the business day immediately preceding July 15, 2019 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period immediately after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after July 15, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes solely into cash at any time, regardless of the foregoing circumstances. Upon conversion, in lieu of receiving shares of the Company’s common stock, a holder will receive an amount in cash, per $1,000 principal amount of Notes, equal to the settlement amount, determined in the manner set forth in the Indenture.

The conversion rate will initially be 24.5277 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $40.77 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will pay a cash make-whole premium by increasing the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The indenture provides for customary events of default, including cross acceleration to certain other indebtedness of the Company and its significant subsidiaries.

The Notes will be senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of Notes, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The Cash Convertible Note Hedge and Warrant Transactions

In connection with the pricing of the Notes, on February 11, 2013, the Company entered into cash convertible note hedge transactions and warrant transactions relating to a notional number of shares of the Company’s common stock underlying the Notes to be issued by the Company (without regard to the Initial Purchasers’ over-allotment option) with two counterparties, JPMorgan Chase Bank, National Association, London Branch and Bank of America, N.A. (the “Option Counterparties”). The cash convertible note hedge transactions are intended to offset cash payments due upon any conversion of the Notes. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock (as measured under the terms of the warrant transactions) exceeds the applicable strike price of the warrants. The strike price of the warrants will initially be $53.8475 per share, which is 75% above the last reported sale price of the Company’s common stock on February 11, 2013.

In connection with the exercise in full by the Initial Purchasers of their over-allotment option in respect of the Notes, on February 13, 2013, the Company and the Option Counterparties amended the cash convertible note hedge transactions entered into on February 11, 2013 to upsize such transactions by a notional number of shares of the Company’s common stock corresponding to the number of shares underlying the Notes purchased pursuant to the exercise of such over-allotment option. On February 13, 2013, the Company also entered into additional warrant transactions with the Option Counterparties relating to a number of shares of its common stock corresponding to the number of shares underlying the Notes purchased pursuant to the exercise of such over-allotment option. Each of the amendments to the cash convertible note hedge transactions and the additional warrant transactions were on substantially similar terms to the corresponding transactions entered into on February 11, 2013.

The Company used approximately $74.3 million of the net proceeds from the offering to pay the cost of the cash convertible note hedge transactions (after such cost was partially offset by the proceeds to the Company from the sale of warrants in the warrant transactions and the additional warrant transactions).

Aside from the initial payment of a premium to the Option Counterparties of approximately $149.3 million, the Company will not be required to make any cash payments to the Option Counterparties under the cash convertible note hedge transactions and will be entitled to receive from the Option Counterparties an amount of cash, generally equal to the amount by which the market price per share of common stock exceeds the strike price of the cash convertible note hedge transactions during the relevant valuation period. The strike price under the cash convertible note hedge transactions is initially equal to the conversion price of the Notes. Additionally, if the market value per share of the Company’s common stock exceeds the strike price of the warrants on any trading day during the 160 trading day measurement period under the warrant transactions and the additional warrant transactions, the Company will be obligated to issue to the Option Counterparties a number of shares equal in value to the product of the amount by which such market value exceeds such strike price and 1/160th of the aggregate number of shares of the Company’s common stock underlying the warrant transactions and the additional warrant transactions, subject to a share delivery cap. The Company will not receive any additional proceeds if warrants are exercised.

The foregoing description of the cash convertible note hedge transactions, warrant transactions and additional warrant transactions is qualified in its entirety by reference to the call option transaction confirmations relating to the convertible note hedge transactions (and the related amendments described above), the base warrant confirmations relating to the warrant transactions and the additional warrant confirmations relating to the additional warrant transactions with each of the Option Counterparties, which are filed as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The Company used approximately $40 million of the net proceeds from the offering of the Notes to repay all of the currently outstanding indebtedness under its $170 million revolving credit facility (the “Credit Facility”) with various lenders and U.S. Bank National Association, as Line of Credit Issuer, Swing Line Lender, and Administrative Agent. The Company terminated the Credit Facility in connection with the closing of the offering and sale of the Notes. The Credit Facility had a term of five years under which all amounts outstanding would have been due and payable on September 9, 2016.

Borrowings under the Credit Facility accrued interest based, at the Company’s election, on the base rate plus an applicable margin or the Eurodollar rate. The base rate is, for any day, a rate of interest per annum equal to the highest of (i) the prime rate of interest announced from time to time by U.S. Bank or its parent, (ii) the sum of the federal funds rate for such day plus 0.50% per annum and (iii) the Eurodollar rate (without giving effect to the applicable margin) for a one month interest period on such day (or if such day is not a business day, the immediately preceding business day) plus 1.00%. The Eurodollar rate is a reserve adjusted rate at which Eurodollar deposits are offered in the interbank Eurodollar market plus an applicable margin. In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Credit Facility, the Company was required to pay a quarterly commitment fee of 0.25% to 0.50% (based upon the Company’s leverage ratio) of the unused amount of the lenders’ commitments under the Credit Facility. The applicable margins ranged between 0.75% to 1.75% for base rate loans and 1.75% to 2.75% for Eurodollar loans, in each case, based upon the Company’s leverage ratio.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Notes is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on February 11, 2013 and February 15, 2013, the Company entered into warrant transactions and additional warrant transactions, respectively, with each of the two Option Counterparties. Pursuant to these warrant transactions, the Company issued 1,152,802 warrants with a strike price of $53.8475 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the base warrants confirmations and the additional warrant confirmations. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Neither the warrants nor the underlying shares of common stock (issuable in the event the market price per share of the common stock exceeds the strike price of the warrants on the date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying shares of common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated as of February 11, 2013, among Molina Healthcare, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Initial Purchasers.

4.1	Indenture, dated as of February 15, 2013, by and between Molina Healthcare, Inc. and U.S. Bank, National Association.

4.2	Form of 1.125% Cash Convertible Senior Note due 2020 (included in Exhibit 4.1).

10.1	Base Call Option Transaction Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.

10.3	Base Warrants Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.4	Base Warrants Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.

10.5	Amendment to Base Call Option Transaction Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.6	Amendment to Base Call Option Transaction Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.

10.7	Additional Base Warrants Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.8	Additional Base Warrants Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 15, 2013	By	/s/ Jeff D. Barlow
Jeff D. Barlow
Sr. Vice President—General
Counsel and Secretary

EXHIBIT INDEX

1.1	Purchase Agreement, dated as of February 11, 2013, among Molina Healthcare, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Initial Purchasers.

4.1	Indenture, dated as of February 15, 2013, by and between Molina Healthcare, Inc. and U.S. Bank, National Association.

4.2	Form of 1.125% Cash Convertible Senior Note due 2020 (included in Exhibit 4.1).

10.1	Base Call Option Transaction Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.

10.3	Base Warrants Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.4	Base Warrants Confirmation, dated as of February 11, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.

10.5	Amendment to Base Call Option Transaction Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.6	Amendment to Base Call Option Transaction Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.

10.7	Additional Base Warrants Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.8	Additional Base Warrants Confirmation, dated as of February 13, 2013, between Molina Healthcare, Inc. and Bank of America, N.A.